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                                                                  Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATION
                    OF THE POWERS, PREFERENCES AND RELATIVE,
                PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
             OF 12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010
            AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF
                                       OF
                          DAY INTERNATIONAL GROUP, INC.

                       -----------------------------------

                            Under Section 242 of the
                        Delaware General Corporation Law

                       -----------------------------------

         Day International Group, Inc., a Delaware corporation (hereinafter called the "COMPANY"), hereby certifies to the Secretary of State of Delaware that:

         FIRST: The Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 12 1/4% Senior Exchangeable Preferred Stock Due 2010 and Qualifications, Limitations and Restrictions Thereof, filed with the Secretary of State of Delaware on March 18, 1998 (the "12 1/4% CERTIFICATE OF DESIGNATION"), is hereby amended as follows:

         1. The second sentence in paragraph (a) is hereby deleted and replaced with the following:

         "The number of shares constituting such series shall be 105,000 shares of Exchangeable Preferred Stock consisting of 35,000 shares of Exchangeable Preferred Stock issued in exchange for shares of Exchangeable Preferred Stock initially issued plus up to 70,000 additional shares of Exchangeable Preferred Stock which may be issued to pay dividends on the Exchangeable Preferred Stock if the Company elects to pay dividends in additional shares of Exchangeable Preferred Stock.

         2. The third and fourth sentences in paragraph (c)(i) are hereby deleted and replaced with the following:

         "Dividends may be paid, at the Company's option, either in cash or by the issuance of additional fully paid and non-assessable shares of Exchangeable Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent). In the event that dividends are declared and paid through the issuance of additional fully paid and non-assessable shares of Exchangeable Preferred Stock as provided in the previous sentence, such dividends shall be deemed paid in full and shall not accumulate."

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         3. The first sentence of paragraph (c)(v) is hereby deleted and replaced with the following:

         "No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless (i) full cumulative dividends shall have been or contemporaneously are declared, and paid in full or declared, and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Exchangeable Preferred Stock for all Dividend Periods following March 15, 2003, and terminating on or prior to the date of payment of such full dividends on such Parity Securities and (ii) the Company redeems (by payment of cash to the Holders) a number of shares of Exchangeable Preferred Stock (not including for this calculation the redemption of Exchangeable Preferred Stock by the Company on December 5, 2005) having an aggregate liquidation preference equal to or greater than an amount equal to the full cumulative dividends paid or payable to the Holders and not paid in cash to the Holders for all Dividend Periods following March 15, 2003 and terminating on or prior to the date of payment of such full dividends on such Parity Securities."

         4. Paragraph (c)(vi)(B) is hereby deleted and replaced with the following:

         "So long as any shares of Exchangeable Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than dividends on Junior Securities paid in additional shares of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options unless (i) full cumulative dividends determined in accordance herewith have been paid in full on the Exchangeable Preferred Stock, and (ii) the Company redeems (by payment of cash to the Holders) a number of shares of Exchangeable Preferred Stock (not including for this calculation the redemption of Exchangeable Preferred Stock by the Company on December 5, 2005) having an aggregate liquidation preference equal to or greater than an amount equal to the full cumulative dividends paid or payable to the Holders and not paid in cash to the Holders following March 15, 2003 and terminating on or prior to the date of any such payment, purchase, redemption or other retirement."

         5. Paragraph (c)(vi)(C) is hereby deleted and replaced with the following:

         "So long as any shares of Exchangeable Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights calls or options unless (i) the dividends determined

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         in accordance herewith on the Exchangeable Preferred Stock have been paid in full, and (ii) the Company redeems (by payment of cash to the Holders) a number of shares of Exchangeable Preferred Stock (not including for this calculation the redemption of Exchangeable Preferred Stock by the Company on December 5, 2005) having an aggregate liquidation preference equal to or greater than an amount equal to the full cumulative dividends paid or payable to the Holders and not paid in cash to the Holders following March 15, 2003 and terminating on or prior to the date of any such payment, purchase, redemption or other retirement."

         6. Paragraph (e)(i)(A)(1) is hereby deleted and replaced with the following:

         "(1) unless prior thereto (x) the Company redeems (by payment of cash to the Holders) a number of shares of Exchangeable Preferred Stock (not including for this calculation the redemption of Exchangeable Preferred Stock by the Company on December 5, 2005) having an aggregate liquidation preference equal to or greater than an amount equal to the full cumulative dividends paid or payable to the Holders and not paid in cash to the Holders for all Dividend Periods following March 15, 2003 and terminating on or prior to the Redemption Date and (y) full unpaid cumulative dividends for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date shall have been or immediately prior to the Redemption Notice (as defined in paragraph (e)(iii)(A) hereof) are declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date, on the outstanding shares of the Exchangeable Preferred Stock or"

         7. Paragraph (f)(iii)(B)(1) is hereby deleted and replaced with the following:

         "(1) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Exchangeable Preferred Stock are paid in full, and the Company shall have redeemed (by payment of cash to the Holders) a number of shares of Exchangeable Preferred Stock (not including for this calculation the redemption of Exchangeable Preferred Stock by the Company on December 5, 2005) having an aggregate liquidation preference equal to or greater than an amount equal to the full cumulative dividends paid or payable to the Holders and not paid in cash to the Holders following March 15, 2003 and terminating on or prior to such time; and"

         8. Paragraph (h)(iii)(B) is hereby deleted and replaced with the following:

         "On the repurchase date, all shares of Exchangeable Preferred Stock purchased by the Company under this paragraph (h) shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accumulated and unpaid dividends, if any, in cash to the Holders entitled thereto."

         9. Paragraph (m)(ii)(y) is hereby deleted and replaced with the following:

         "(y) the Company shall not have (i) declared and paid in full all cumulative dividends on the Exchangeable Preferred Stock payable on Dividend Payment Dates occurring after March 15, 2003, and (ii) redeemed (by payment of cash to the Holders) a number of shares of Exchangeable Preferred Stock (not including for this calculation the redemption of Exchangeable Preferred Stock by the Company on December 5, 2005) having an


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         aggregate liquidation preference equal to or greater than an amount equal to the full cumulative dividends paid or payable to the Holders and not paid in cash to the Holders on all Dividend Payment Dates occurring after March 15, 2003 and prior to the time of such Junior Payment."

         10. The definition of "Consolidated Interest Expense" in Paragraph (n) is hereby deleted and replaced with the following:

         ""Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, the Company and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs, and plus, to the extent incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease, in accordance with GAAP, (ii) amortization of debt discount, (iii) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, (iv) non-cash interest expense, (v) net costs associated with Hedging Obligations, (vi) cash or non-cash dividends in respect of all Preferred Stock of the Company and its Restricted Subsidiaries and Disqualified Stock of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary, (vii) cash redemptions of shares of Exchangeable Preferred Stock (not including for this calculation the redemption of Exchangeable Preferred Stock by the Company on December 5, 2005); provided, that, the maximum amount that can be included as interest expense pursuant to this clause (vii) for any such period shall be an amount equal to the full cumulative dividends paid or payable to the Holders and not paid in cash to the Holders for all Dividend Periods following March 15, 2003 and terminating on or prior to the end of such period; and (viii) the cash contributions to any employee stockownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than the Company or any Restricted Subsidiary) on Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements."

         SECOND: The amendment of the 12 1/4% Certificate of Designation as herein set forth, has been duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law.


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         IN WITNESS WHEREOF, the Company has caused this Amendment to the 12
1/4% Certificate of Designation of the Company to be signed in its name and on its behalf by the undersigned duly authorized officer this 10th day of May, 2006.



                                       DAY INTERNATIONAL GROUP, INC.



                                       By:
                                            ---------------------------------
                                           Name: Thomas J. Koenig
                                           Title: Vice President and Chief
                                                  Financial   Officer